PLATINA ENERGY GROUP INC.
a Delaware Corporation

WARRANT CERTIFICATE

WARRANT NUMBER E - 001NUMBER OF WARRANTS: 500,000

CLASS “D” WARRANT CERTIFICATE FOR THE PURCHASE OF SHARES
OF THE $.001 PAR VALUE COMMON STOCK OF
PLATINA ENERGY GROUP, INC.

THE ISSUE OF THESE WARRANTS HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE TRANSFERRED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR OTHER COMPLIANCE UNDER THE ACT OR THE LAWS OF THE APPLICABLE STATE OR A “NO ACTION” OR INTERPRETIVE LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, AND ITS COUNSEL, TO THE EFFECT THAT THE SALE OR TRANSFER OF THESE WARRANTS IS EXEMPT FROM REGISTRATION UNDER THE ACT AND SUCH STATE STATUTES.

FOR VALUE RECEIVED, Platina Energy Group, Inc. (the “Company”), a Delaware corporation, hereby certifies that UTEK Corporation, a Delaware corporation, the registered holder hereof, or registered assigns, (the “Holder”) subject to the terms and conditions hereinafter set forth and at any time during the period beginning from the date hereof and ending 5:00 PM MST March 31, 2010, is entitled to:

1.           Purchase shares of the Common Stock of the Company for each of the within Warrants exercised at a price of $.50 per share of such Common Stock (the “Warrant Price”).

2.           Upon exercise of these Warrants, the registered Holder hereof shall surrender to the stock transfer agent of the Company this Warrant Certificate together with the form of subscription attached hereto and a certified check or bank draft payable to the order of the Company.

3.           In the exercise of the Warrants no fractional shares the Common Stock of the Company shall be issued.

4.           The Company covenants and agrees that shares of Common Stock which may be delivered upon the exercise of this Warrant will, upon delivery, be free from all taxes, liens and charges with respect to the purchase thereof hereunder. This Warrant shall not be exercised by Holder in any state where such exercise would be unlawful such as a state in which the Company’s Common Stock is not registered or qualified as the case requires.

5.           The Company agrees at all times to reserve or hold available a sufficient number of shares of its Common Stock to cover the number of shares issuable upon the exercise of this and all other Warrants of like tenor then outstanding.

6.           This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company, or to any other rights whatsoever except the rights herein set forth, and no dividend shall be payable to accrue in respect to this Warrant or the interest represented hereby, or the shares which may be acquired hereunder, until or unless, and except to the extent that this Warrant shall be exercised and the Common Stock which may be acquired upon exercise thereof shall become deliverable.

7.           The Common Stock underlying the Warrants shall have piggyback registration rights and the Holder of the Warrants evidenced by this Warrant Certificate may exercise all or any whole number of such Warrants in the manner stated hereon from the effective date of such registration to 5:00 PM MST March 31, 2010 unless the period is extended by the Company in its sole discretion.  Notwithstanding the foregoing, the piggyback registration rights and the inclusion of such shares in any registration is subject to the willingness of the managing underwriter(s) to include such shares of common stock in any registration. Further, in the event that the Company after the date hereof grants registration rights to any other shareholder on terms and conditions the holder deems to be more favorable than those granted herein, the Company agrees ti grant the same terms to the holder.

8.           The Warrants are redeemable by the Company, at its option, at $0.01 per share of Common Stock upon 30 days prior written notice to the Holder if there is an effective registration statement and if the closing bid price or closing selling price of the Common Stock for 10 consecutive trading days equals $1.00 per share or more.

9.           At the election of the Holder, the holder may force the conversion of the Warrants to shares of common stock upon the following events: (i) if the Company’s common stock trades at $.50 per share for 20 consecutive trading days then 50% of the Warrants may be converted and (ii) if the Company’s common stock trades at $.50 per share for 45 consecutive trading days then 100% of the Warrants may be converted

10.           This Warrant is exchangeable upon the surrender hereof by the Holder to the Company for new Warrants of like tenor and date representing in the aggregate the right to acquire the number of shares which may be acquired hereunder, each of such new Warrants to represent the right to acquire such number of shares as may be designated by the registered Holder at the time of such surrender.

11.           The Company may deem and treat the Holder at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

[Signature page to Follow]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer this 24th day of March, 2008.

Platina Energy Group Inc.,
a Delaware corporation

By:   /s/ Blair Merriam
        Blair Merriam, President

ATTEST:
/s/ Daniel Thornton
Daniel Thornton, Secretary

ASSIGNMENT FORM
(To be executed by the registered Holder to effect a
transfer of the within Warrant)

For Value Received _____________________________ hereby sells, assigns, and transfers unto

______________________________________________________________________________
(Please print or typewrite name and address, including postal zip code of assignee)

this Warrant and the rights represented thereby to purchase Common Stock of Platina Energy Group Inc., in accordance with the terms and conditions thereof, and does hereby irrevocable constitute and appoint _________________________ attorney to transfer this Warrant on the books of the Company with full power of substitution.

Date: ________________                                                                           Signed_______________________________

SUBSCRIPTION FORM
(To be executed by the Registered Holder to exercise the rights to purchase Common Stock evidenced by the within Warrant)

The undersigned Registered Holder hereby irrevocably subscribes for ________________ shares of the Common Stock of Platina Energy Group Inc., pursuant and in accordance with the terms and conditions of the Warrant Certificate attached hereto and hereby makes payment of $_____________therefore, and requests that certificate(s) for such shares be issued in the name of the undersigned and be delivered to the address stated below, and if such number of shares not be all of the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the remaining shares purchasable hereunder be delivered to the undersigned at the address stated below.

Date: ____________                                               Signed ______________________________

SIGNATURE(S) MUST BE GUARANTEED BY A FIRM WHICH IS A MEMBER OF A REGISTERED NATIONAL STOCK EXCHANGE, OR BY A BANK (OTHER THAN A SAVINGS BANK), OR A TRUST COMPANY. THE SIGNATURE TO THE ABOVE SUBSCRIPTION FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WARRANT IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.